Terex Corporation Announces Launch of Private Offering of $600 Million of Senior Notes Due 2029

NORWALK, CT. March 18, 2021--- Terex Corporation (“Terex”) (NYSE:TEX) today announced that it intends to offer, subject to market and other conditions, $600 million in aggregate principal amount of senior notes due 2029 (the “Notes”) in a private offering (the “Private Offering”) that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”).

Terex intends to use the net proceeds from the Private Offering, together with the proceeds of other anticipated new debt and cash on hand, to (i) redeem in full its 5.625% senior notes due 2025 (the “2025 Notes”), (ii) refinance all outstanding indebtedness under its existing senior secured credit facilities (the “Credit Facility Refinancing”) and (iii) pay related premiums, fees, discounts and expenses. There can be no assurance that Terex will consummate the Credit Facility Refinancing on favorable terms or at all. If the Credit Facility Refinancing is not consummated, Terex intends to use the proceeds from this offering of the Notes, together with cash on hand, to fund the redemption of the 2025 Notes and to pay related premiums, fees, discounts and expenses.

The Notes and the related guarantees will be offered and sold to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act and to certain non-U.S. persons outside the United States pursuant to Regulation S under the Securities Act. The Notes and the related guarantees have not been, and will not be, registered under the Securities Act, or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and the rules promulgated thereunder.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the Notes or the related guarantees in any jurisdiction, or an offer to purchase, the solicitation of an offer to sell or a notice to redeem any 2025 Notes.

Forward Looking Statements:
This press release contains forward-looking information regarding future events or Terex’s future financial performance based on the current expectations of Terex. In addition, when included in this press release, the words “may,” “expects,” “intends,” “anticipates,” “plans,” “projects,” “estimates” and the negatives thereof and analogous or similar expressions are intended to identify forward-looking statements. However, the absence of these words does not mean that the statement is not forward-looking. Terex has based these forward-looking statements on current expectations and projections about future events. These statements are not guarantees of future performance.

Because forward-looking statements involve risks and uncertainties, actual results could differ materially. Such risks and uncertainties, many of which are beyond the control of Terex, include among others: (a) any decision by Terex not to proceed with the proposed Private Offering and/or the Credit Facility Refinancing, (b) potential changes in market conditions and (c) those risks and uncertainties described under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed February 12, 2020.

Actual events or the actual future results of Terex may differ materially from any forward-looking statement due to these and other risks, uncertainties and significant factors. The forward-looking statements speak only as of the date of this release. Terex expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement included in this release to reflect any changes in expectations with regard thereto or any changes in events, conditions, or circumstances on which any such statement is based.

About Terex:
Terex Corporation is a global manufacturer of aerial work platforms and materials processing machinery. Terex designs, builds, and supports products used in construction, maintenance, manufacturing, energy, minerals and materials management applications. Terex's products are manufactured in North and South America, Europe, Australia, and Asia and sold worldwide. Terex engages with customers through all stages of the product life cycle, from initial specification and financing to parts and service support.

Contact Information:
Terex Corporation
Randy Wilson
Director, Investor Relations
203-221-5415